FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Reports 2015 First Quarter Financial Results

First Quarter Global Foot and Ankle Net Sales Increase 17% As Reported and 21% Constant Currency

First Quarter Global Sales Increase 10% As Reported and 14% Constant Currency

First Quarter Global Total Ankle Replacement Sales Increase 49% As Reported

MEMPHIS, Tenn. - April 29, 2015 - Wright Medical Group, Inc. (NASDAQ: WMGI) today reported financial results for its first quarter ended March 31, 2015. As a result of the completed sale of the hip and knee business to MicroPort Medical B.V., a subsidiary of MicroPort Scientific Corporation (MicroPort), this business is now reported as discontinued operations.

Net sales totaled $77.9 million during the first quarter ended March 31, 2015, representing a 10% increase as reported and 14% increase on a constant currency basis compared to the first quarter of 2014.

Robert Palmisano, president and chief executive officer, commented, “We are off to a very strong start in 2015 in the most important parts of our business. Specifically, our U.S. foot and ankle business posted another quarter of significant growth acceleration, driven by improved sales force execution and strong contribution from new products. In addition, the ongoing launch of our INFINITY total ankle system drove global total ankle growth of 49% in the quarter, underscoring the excellent results we are seeing from the combination of our leading technology, our Rapid Adoption Process, which is focused on conversions from fusions to total ankle implant procedures, and our emphasis on physician education. Together, these contributed to the strong sales trajectory and positive momentum we continue to see this quarter and believe we will continue to see throughout 2015. We also saw continued gains in U.S. foot and ankle sales force productivity, which now stands at approximately $1.1 million per sales rep, or double the level it was before we transitioned to a direct organization. Given our sustained focus and attention in this area, I am confident that we can reach a meaningfully higher level in the future.”

Net loss from continuing operations for the first quarter of 2015 totaled $46.2 million or ($0.91) per diluted share, compared to net loss of $30.3 million or ($0.62) per diluted share in the first quarter of 2014.

Net loss from continuing operations for the first quarter of 2015 included a $13.5 million unrealized gain related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, a gain of $6.9 million related to mark-to-market adjustments on and settlement of derivatives, $25.2 million of charges related to the write-off of unamortized debt discount and deferred financing costs associated with the settlement of 2017 Convertible Notes, $4.5 million of non-cash interest expense related to the 2017 Convertible Notes and 2020 Convertible Notes, and $11.0 million of transaction and transition costs. Net loss from continuing operations for the first quarter of 2014 included a $14.3 million unrealized loss related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, $7.4 million of due diligence, transaction and transition costs, $2.3 million of non-cash interest expense related to the 2017 Convertible Notes, and an unrealized loss of $1.0 million related to mark-to-market adjustments on derivatives. These 2014 charges were offset by a $12.4 million U.S. tax benefit within continuing operations recorded as a result of the U.S. pre-tax gain recognized within discontinued operations due to the sale of the OrthoRecon business.

The Company's first quarter 2015 net loss from continuing operations, as adjusted for the above items, was $25.9 million, a decline from a net loss of $16.6 million in 2014, while diluted loss per share, as adjusted, decreased to ($0.51) in the first quarter of 2015 from ($0.34) in the first quarter of 2014. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

The Company's first quarter 2015 adjusted EBITDA from continuing operations, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was negative $11.8 million, compared to negative $6.2 million in the same quarter of the prior year. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

Cash and cash equivalents and marketable securities totaled $465.2 million as of the end of the first quarter of 2015, an increase of $235.3 million compared to the end of the fourth quarter of 2014, which was driven by the completion of the 2020 convertible debt offering.

Update on Augment® Bone Graft

The Company previously announced that an Augment® Bone Graft vendor received a Form 483 at completion of an FDA pre-approval facility inspection, which occurred in January of 2015. Late in March 2015, the vendor was notified by the FDA that its facility will be reinspected and must be in substantial compliance with the current Good Manufacturing Practice (cGMP) regulation as a condition for approval of the Augment® Bone Graft Premarket Approval Application (PMA). The Company has notified FDA that the vendor is prepared for the reinspection and asked that it be scheduled on or after May 4, 2015. Assuming a satisfactory inspection result, the Company believes final approval of Augment® Bone Graft now appears more likely in the second half of 2015.

Update on Proposed Merger with Tornier

As we previously announced, Wright received a Second Request from the FTC in connection with the proposed merger with Tornier on January 28, 2015. The Second Request asked for further information regarding certain lower extremity products that accounted for, in the aggregate, global revenue of approximately $21 million, and U.S. revenue of approximately $14.9 million in the twelve months ended September 30, 2014. Tornier has been actively pursuing divestiture of the Tornier lower extremity products cited in FTC’s Second Request, which are the Tornier Salto Talaris and Salto XT ankle replacement products and the Tornier silastic toe replacement products. In addition to obtaining FTC clearance, the proposed transaction remains subject to customary closing conditions, including approval by both Wright and Tornier shareholders. The company presently intends to schedule the shareholder votes in mid-June of 2015. From a timing standpoint, while an end of second quarter 2015 closing is still possible, we continue to believe a third quarter close is more likely.

Palmisano concluded, “We are continuing to work closely with the vendor to resolve the observations following an FDA inspection at the vendor’s facility to receive final FDA approval for AUGMENT® Bone Graft. We also remain focused on our 2015 commitments, including executing our Vital Few initiatives, which will further strengthen and expand our market-leading competitive position. In addition, we believe our pending merger with Tornier will enhance shareholder value through the creation of the premier high-growth Extremities-Biologics company that is uniquely positioned with leading technologies and specialized sales forces in three of the fastest growing areas of orthopaedics.”

Outlook

The Company continues to anticipate net sales for 2015 of approximately $325 million to $335 million, representing constant currency growth of 13% to 16% from 2014.

The Company continues to anticipate 2015 adjusted EBITDA from continuing operations, as described in the GAAP to non-GAAP reconciliation provided later in this release, of negative $(22.0) million to negative $(27.0) million.

The Company continues to anticipate adjusted earnings per share from continuing operations, including stock-based compensation, for full-year 2015 of $(1.67) to $(1.77) per diluted share, based on approximately 51.1 million shares outstanding. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.24 per diluted share for the full-year 2015.

The Company plans to provide updated guidance when the pending merger with Tornier closes.

The Company's earnings target and adjusted EBITDA from continuing operations targets exclude possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017 and 2020 Convertible Notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; impairment charges, mark-to-market adjustments to the CVRs and non-cash mark-to-market derivative adjustments; and charges associated with the February 2015 refinancing of our convertible debt. Further, this earnings target and adjusted EBITDA target excludes any expenses, earnings or losses related to the OrthoRecon business.

The Company's anticipated ranges for net sales, earnings and adjusted EBITDA from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wmt.com. Wright encourages investors and potential investors to consult its website regularly for important information about the company.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 866-318-8618 (U.S.) / 617-399-5137 (International). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright Medical’s corporate website at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through May 4, 2015. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 57748135. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a specialty orthopaedic company that provides extremity and biologic solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market, one of the fastest growing segments in medical technology, and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; EBITDA, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes and 2020 Convertible Notes, write-off of the pro rata unamortized deferred financing costs and debt discount associated with the 2017 Notes, net gains and losses on mark-to-market adjustments on and settlements of derivative assets and liabilities, mark-to-market adjustments on CVRs, transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Forward-looking statements in this press release include, but are not limited to, statements about our outlook for our expected financial results for 2015; statements about the approvable status and anticipated final PMA approval of Augment® Bone Graft and the anticipated positive effects of such; and statements about the timing and anticipated benefits of the previously announced merger with Tornier. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, uncertainties as to the timing of the Tornier transaction; uncertainties as to whether Tornier shareholders and Wright shareholders will approve the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or the terms of such approval; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Wright’s or Tornier’s control; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Wright and Tornier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on Wright’s and Tornier’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resources; failure or delay in ultimately obtaining FDA approval of Wright’s Augment® Bone Graft for commercial sale in the United States, failure to achieve the anticipated benefits from approval of Augment® Bone Graft, and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K, which was filed with the SEC on February 26, 2015, and Tornier’s Annual Report on Form 10-K, filed with the SEC on February 24, 2015, as well as both companies’ subsequent Quarterly Reports on Form 10-Q and other information filed by each company with the SEC. Investors should not place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read Wright’s and Tornier’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH TORNIER AND WHERE TO FIND IT

In connection with the proposed merger, Tornier has filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 that includes a preliminary joint proxy statement of Wright and Tornier that also constitutes a preliminary prospectus of Tornier. The registration statement is not complete and will be further amended. Once finalized, Wright and Tornier will make the final joint proxy statement/prospectus available to their respective shareholders. Investors are urged to read the final joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Tornier and Wright with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Tornier and Wright. Requests for copies of the joint proxy statement/prospectus and other documents filed by Wright with the SEC may be made by contacting Julie D. Tracy, Senior Vice President and Chief Communications Officer, by phone at (901) 290-5817 or by email at julie.tracy@wmt.com, and request for copies of the joint proxy statement/prospectus and other documents filed by Tornier may be made by contacting Shawn McCormick, Chief Financial Officer, by phone at (952) 426-7646 or by email at shawn.mccormick@tornier.com.

Wright, Tornier, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Wright’s and Tornier’s respective shareholders in connection with the proposed transaction. Information about the directors and executive officers of Wright and their ownership of Wright stock is set forth in Wright’s annual report on Form 10-K/A for the fiscal year ended December 31, 2014, which will be filed with the SEC on April 30, 2015. Information regarding Tornier’s directors and executive officers is contained in Tornier’s annual report on Form 10-K for the fiscal year ended December 28, 2014, which was filed with the SEC on February 24, 2015, and its preliminary proxy statement for its 2015 annual general meeting of shareholders, which was filed with the SEC on April 28, 2015. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Wright and Tornier may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Wright and Tornier shareholders will be included in the joint proxy statement/prospectus.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Net sales	$77,934	$71,062
Cost of sales	19,125	17,417
Gross profit	58,809	53,645
Operating expenses:
Selling, general and administrative	82,199	68,648
Research and development	7,117	5,856
Amortization of intangible assets	2,614	2,187
Total operating expenses	91,930	76,691
Operating loss	(33,121)	(23,046)
Interest expense, net	7,649	4,136
Other expense, net	5,312	15,286
Loss from continuing operations before income taxes	(46,082)	(42,468)
Provision (benefit) for income taxes	166	(12,170)
Net loss from continuing operations	$(46,248)	$(30,298)
Loss from discontinued operations, net of tax	(3,500)	(122)
Net loss	$(49,748)	$(30,420)

Net loss from continuing operations per share, basic	$(0.91)	$(0.62)
Net loss from continuing operations per share, diluted	$(0.91)	$(0.62)

Net loss per share, basic	$(0.98)	$(0.63)
Net loss per share, diluted	$(0.98)	$(0.63)

Weighted-average number of shares outstanding-basic	50,868	48,625
Weighted-average number of shares outstanding-diluted	50,868	48,625

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014	% change
U.S.
Foot and Ankle	41,988	33,127	26.7%
Upper Extremity	3,874	3,653	6.0%
Biologics	11,133	11,143	(0.1%)
Other	491	1,028	(52.2%)
Total U.S.	$57,486	$48,951	17.4%

International
Foot and Ankle	11,796	12,874	(8.4%)
Upper Extremity	1,917	2,825	(32.1%)
Biologics	4,492	4,497	(0.1%)
Other	2,243	1,915	17.1%
Total International	$20,448	$22,111	(7.5%)

Global
Foot and Ankle	53,784	46,001	16.9%
Upper Extremity	5,791	6,478	(10.6%)
Biologics	15,625	15,640	(0.1%)
Other	2,734	2,943	(7.1%)
Total Sales	$77,934	$71,062	9.7%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	First Quarter 2015 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	27%	5%	(8%)	21%	17%
Upper Extremity	6%	(22%)	(32%)	(6%)	(11%)
Biologics	—%	8%	—%	2%	—%
Other	(52%)	38%	17%	7%	(7%)
Total Sales	17%	5%	(8%)	14%	10%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended
	March 31, 2015
	International Net Sales	Total Net Sales
Net sales, as reported	$20,448	$77,934
Currency impact as compared to prior period	2,733	2,733
Net sales, excluding the impact of foreign currency	$23,181	$80,667

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Operating Loss
Operating loss, as reported	$(33,121)	$(23,046)
Reconciling items impacting Gross Profit:
Inventory step-up amortization	28	604
Total	28	604
Reconciling items impacting Selling, General and Administrative expense:
Distributor conversions	—	105
Due diligence, transaction and transition costs	11,024	7,402
Total	11,024	7,507
Reconciling items impacting Amortization of Intangible Assets:
Amortization of distributor non-competes	24	437

Operating loss, as adjusted	$(22,045)	$(14,498)
Operating loss, as adjusted, as a percentage of net sales	(28.3)%	(20.4)%

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
EBITDA
Net loss from continuing operations, as reported	$(46,248)	$(30,298)
Interest expense, net	7,649	4,136
Provision (benefit) for income taxes	166	(12,170)
Depreciation	5,280	4,241
Amortization of intangible assets	2,614	2,187
EBITDA	(30,539)	(31,904)
Reconciling items impacting EBITDA
Non-cash stock-based compensation expense	2,337	2,320
Other expense, net	5,312	15,286
Inventory step-up amortization	28	604
Distributor conversions	—	105
Due diligence, transaction and transition costs	11,024	7,402
Adjusted EBITDA	$(11,838)	$(6,187)
Adjusted EBITDA as a percentage of net sales	(15.2)%	(8.7)%

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Net Income
Loss before taxes, as reported	$(46,082)	$(42,468)
Pre-tax impact of reconciling items:
Inventory step-up amortization	28	604
Distributor conversion and non-competes	24	542
Non-cash interest expense on 2017 & 2020 Convertible Notes	4,457	2,259
Write-off of unamortized debt discount and deferred financing fees	25,201	—
Derivatives mark-to-market adjustment	(6,934)	1,000
Due diligence, transaction and transition costs	11,024	7,402
CVR mark-to-market adjustments	(13,454)	14,295
Loss before taxes, as adjusted	(25,736)	(16,366)
Provision (benefit) for income taxes, as reported	$166	$(12,170)
U.S. tax impact resulting from gain in discontinued operations	—	12,362
Provision (benefit) for income taxes, as adjusted	$166	$192
Effective tax rate, as adjusted	(0.6)%	(1.2)%
Net loss, as adjusted	$(25,902)	$(16,558)

Weighted-average number of shares outstanding-diluted	50,868	48,625
Net loss from continuing operations, as adjusted, per diluted share	$(0.51)	$(0.34)

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Net cash used in operating activities	$(25,246)	$(27,240)
Capital expenditures	(11,854)	(7,836)
Free cash flow	$(37,100)	$(35,076)

Wright Medical Group, Inc.
Segment Information
(in thousands, except per share data--unaudited)

	Three Months Ended March 31, 2015
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$57,486	$20,448	$—	$—	$—	$77,934
Gross profit	46,505	12,335	—	(3)	(28)	58,809
Operating income (loss)	2,371	(3,125)	(3,244)	(18,047)	(11,076)	(33,121)
Operating income (loss) as a percent of net sales	4.1%	(15.3%)	N/A	N/A	N/A	(42.5%)

Depreciation Expense	3,020	768	37	1,455	—	5,280
Amortization Expense	2,059	470	61	—	24	2,614
Non-cash stock-based compensation expense	—	—	—	2,337	—	2,337
Other	—	—	—	—	11,052	11,052
Adjusted EBITDA	7,450	(1,887)	(3,146)	(14,255)	—	(11,838)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Three Months Ended March 31, 2014
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$48,951	$22,111	$—	$—	$—	$71,062
Gross profit	39,853	14,507	—	(111)	(604)	53,645
Operating income (loss)	5,679	803	(3,391)	(17,589)	(8,548)	(23,046)
Operating income (loss) as a percent of net sales	11.6%	3.6%	N/A	N/A	N/A	(32.4%)

Depreciation Expense	2,297	641	108	1,195	—	4,241
Amortization Expense	1,096	577	77	—	437	2,187
Non-cash stock-based compensation expense	—	—	—	2,320	—	2,320
Other	—	—	—	—	8,111	8,111
Adjusted EBITDA	9,072	2,021	(3,206)	(14,074)	—	(6,187)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$465,249	$227,326
Marketable securities	—	2,575
Accounts receivable, net	52,763	57,190
Inventories	101,876	88,412
Prepaid expenses and other current assets	65,312	64,953
Total current assets	685,200	440,456

Property, plant and equipment, net	108,852	104,235
Goodwill and intangible assets, net	249,373	259,991
Other assets	157,883	87,994
Total assets	$1,201,308	$892,676

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$22,703	$16,729
Accrued expenses and other current liabilities	170,415	170,204
Current portion of long-term obligations	733	718
Total current liabilities	193,851	187,651
Long-term obligations	548,502	280,612
Other liabilities	211,897	145,610
Total liabilities	954,250	613,873

Stockholders' equity	247,058	278,803
Total liabilities and stockholders' equity	$1,201,308	$892,676